Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

BEL FUSE INC /NJ

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class B common stock, par value $0.10 per share	(1)	457(r)	1,725,000	$		$458,850,000.00	0.0001381	$63,367.19
Fees Previously Paid	Equity	Class B common stock, par value $0.10 per share	(2)	457(r)		$	$			$0.00

Total Offering Amounts:								$458,850,000.00		63,367.19
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$63,367.19

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Offering Note(s)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333- 295813) in accordance with Rule 456(b), 457(o) and 457(r) under the Securities Act.
(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333- 295813) in accordance with Rule 456(b), 457(o) and 457(r) under the Securities Act.